Exhibit 16

               SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS


               Total Return Information for the CREF Stock Account
               ---------------------------------------------------





                                     January 1, 1997    January 1, 1993   January 1, 1988
                                            to                 to                 to
                                    December 31, 1997   December 31,1997  December 31, 1997
                                    -----------------   ----------------  -----------------


Hypothetical initial
payment of $1,000 (P)              $          1,000     $      1,000       $      1,000


Accumulation unit value:

At start of period (A)             $       109.2232     $    61.4080       $    31.2756

At end of period (B)               $       138.0174     $   138.0174       $   138.0174


Ending value of
hypothetical investment
(Ev) = P x (B/A)                   $       1,263.63     $   2,247.55       $   4,412.94


Cumulative rate of total
return = {(EV/P) - 1} x 100                   26.36%          124.75%            341.29%

Number of years
in period (n)                                     1                5                 10

Net change factor (1 + T)
= EV/P                                      1.26363          2.24755            4.41294

Average annual compound
rate of total return (T)                      26.36%           17.58%             16.00%

              Total Return Information for the CREF Global Equities Account
              -------------------------------------------------------------


                              January 1, 1997    January 1, 1993   68 months(From May 1, 1992
                                     to                to          commencement of operations
                             December 31, 1997  December 31, 1997   to December 31, 1997)
                             -----------------  -----------------  ----------------------

Hypothetical initial
payment of $1,000 (P)         $      1,000        $     1,000         $     1,000


Accumulation unit value:

At start of period (A)        $    50.6797        $   26.5313         $   25.8725

At end of period (B)          $    59.9731        $   59.9731         $   59.9731


Ending value of
hypothetical investment
(Ev) = P x (B/A)              $   1,183.38        $  2,260.47         $  2,318.03


Cumulative rate of total
return = {(EV/P) - 1} x 100          18.34%            126.05              131.80%

Number of years
in period (n)                            1                  5                5.67

Net change factor (1 + T)
= EV/P                             1.18338            2.26047             2.31803

Average annual compound
rate of total return (T)             18.34%             17.72%              15.99%

              Total Return Information for the CREF Growth Account
              ----------------------------------------------------



                             January 1, 1997      44 months (From April 29, 1994
                                    to            commencement of operations
                             December 31, 1997    to December 31, 1997)
                             -----------------    ---------------------


Hypothetical initial
payment of $1,000 (P)          $    1,000            $    1,000


Accumulation unit value:

At start of period (A)         $  44.3128            $  24.9508

At end of period (B)           $  56.9039            $  56.9039


Ending value of
hypothetical investment
(Ev) = P x (B/A)               $ 1,284.14            $ 2,280.64


Cumulative rate of total
return = {(EV/P) - 1} x 100         28.41%               128.06%

Number of years
in period (n)                           1                  3.68

Net change factor (1 + T)
= EV/P                            1.28414               2.28064

Average annual compound
rate of total return (T)            28.41%                25.17%

           Total Return Information for the CREF Equity Index Account
           ----------------------------------------------------------


                               January 1, 1997    44 months (From April 29, 1994
                                     to           commencement of operations
                              December 31, 1997   to December 31, 1997)
                              -----------------   ---------------------

Hypothetical initial
payment of $1,000 (P)           $    1,000              $     1,000


Accumulation unit value:

At start of period (A)          $  42.8338              $   25.0380

At end of period (B)            $  56.1911              $   56.1911


Ending value of
hypothetical investment
(Ev) = P x (B/A)                $ 1,311.84              $  2,244.23


Cumulative rate of total
return = {(EV/P) - 1} x 100          31.18%                  124.42%

Number of years
in period (n)                            1                     3.68

Net change factor (1 + T)
= EV/P                             1.31184                  2.24423

Average annual compound
rate of total return (T)             31.18%                   24.62%

               Total Return Information for the CREF Bond Market Account
               ---------------------------------------------------------


                              January 1, 1997    January 1, 1993    94 months(From May 1, 1992
                                     to                to           commencement of operations
                             December 31, 1997  December 31, 1997   to December 31, 1997)
                             -----------------  -----------------   ---------------------


Hypothetical initial
payment of $1,000 (P)         $     1,000         $     1,000            $     1,000


Accumulation unit value:

At start of period (A)        $   44.0015         $   33.8794            $   25.0000

At end of period (B)          $   48.2146         $   48.2146            $   48.2146


Ending value of
hypothetical investment
(Ev) = P x (B/A)              $  1,095.74         $  1,423.12            $  1,928.58


Cumulative rate of total
return = {(EV/P) - 1} x 100          9.57%              42.31%                 92.86%

Number of years
in period (n)                           1                   5                   7.83

Net change factor (1 + T)
= EV/P                            1.09574             1.42312                1.92858

Average annual compound
rate of total return (T)             9.57%               7.31%                  8.75%

                Thirty-day Yield for the CREF Bond Market Account
                -------------------------------------------------

                                                              Thirty-Day Period
                                                                     Ended
                                                              to December 31, 1997
                                                              --------------------

Total  interest income earned during the period (A)            $  7,772,040.49



Total expense incurred during the period (B)                   $    366,574.83



Average daily number of units outstanding during
the  period (C)                                                  31,065,921.86 units


Unit value at end of period (D)                                        48.2146


                                           6
Thirty-day yield =         (A-B) + 1            -1     *2                 6.01%
                           -----
                           (c*d)

       Total Return Information for the CREF Inflation Linked Bond Account
       -------------------------------------------------------------------


                                       8 months (From May 1, 1997
                                       commencement of operations
                                         to December 31, 1997)
                                         ---------------------



Hypothetical initial
payment of $1,000 (P)                         $     1,000


Accumulation unit value:

At start of period (A)                        $   25.4607

At end of period (B)                          $   26.1184


Ending value of
hypothetical investment
(Ev) = P x (B/A)                              $  1,025.83


Cumulative rate of total
return = {(EV/P) - 1} x 100                          2.58%

Number of years
in period (n)                                        0.67

Net change factor (1 + T)
= EV/P                                            1.02583

Average annual compound
rate of total return (T)                             2.58%

          Total Return Information for the CREF Social Choice Account
          -----------------------------------------------------------





                              January 1, 1997    January 1, 1993    94 months(From May 1, 1992
                                     to                to           commencement of operations
                             December 31, 1997  December 31, 1997   to December 31, 1997)
                             -----------------  -----------------   ---------------------


Hypothetical initial
payment of $1,000 (P)         $     1,000         $     1,000            $     1,000


Accumulation unit value:

At start of period (A)        $   58.5895         $   36.2634            $   25.0000

At end of period (B)          $   73.0161         $   73.0161            $   73.0161


Ending value of
hypothetical investment
(EV) = P x (B/A)              $  1,246.23         $  2,013.49            $  2,920.64


Cumulative rate of total
return = {(EV/P) - 1} x 100         24.62%             101.35%                192.06%

Number of years
in period (n)                           1                   5                   7.83

Net change factor (1 + T)
= EV/P                            1.24623             2.01349                2.92064

Average annual compound
rate of total return (T)            24.62%              15.02%                 14.66%

           Total Return Information for the CREF Money Market Account
           ----------------------------------------------------------

                              January 1, 1997    January 1, 1993   117 months(From April 1, 1992
                                     to                to          commencement of operations
                             December 31, 1997  December 31, 1997  to December 31, 1997)
                             -----------------  -----------------  ---------------------

Hypothetical initial
payment of $1,000 (P)         $    1,000          $    1,000               $     1,000


Accumulation unit value:

At start of period (A)        $  16.4936          $  13.7940               $   10.0000

At end of period (B)          $  17.4021          $  17.4021               $   17.4021


Ending value of
hypothetical investment
(Ev) = P x (B/A)              $ 1,055.08          $ 1,261.57               $  1,740.21


Cumulative rate of total
return = {(EV/P) - 1} x 100         5.51%              26.16%                    74.02%

Number of years
in period (n)                          1                   5                      9.75

Net change factor (1 + T)
= EV/P                           1.05508             1.26157                   1.74021

Average annual compound
rate of total return (T)            5.51%               4.76%                     5.85%

                Seven-day Yield for the CREF Money Market Account
                -------------------------------------------------


                                                          Seven-Day Period
                                                                Ended
                                                          December 31, 1997
                                                          -----------------

Initial  value of a hypothetical pre-existing
account with a balance of one Accumulation
Unit at the beginning of period (A)                       $   17.3827889466


Value of same account (excluding capital
gains and losses) at end of the seven-day
period (B)                                                $   17.4011327952
                                                          -----------------



Net change in account value (C) = B-A                           .0183438486
                                                          -----------------



Base period Return: Net change in account
value divided by the beginning account
value = C/A                                                      .001055288
                                                          -----------------

Net Annualized Current Yield ={C/A x (365/7) x 100}                    5.50%
                                                                       ----

                                             365/7
Net Annualized Effective Yield =    (1 + C/A)     -1   *100            5.65%
                                                                       ----